As filed with the Securities and Exchange Commission on January 12, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Deep Lake Capital Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	85-3928298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

930 Tahoe Blvd, Suite 802
PMB 381
Incline Village, NV 89451
(415) 307-2340
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Lavelle
Chief Executive Officer
930 Tahoe Blvd, Suite 802
PMB 381
Incline Village, NV 89451
(415) 307-2340
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alexander D. Lynch, Esq. Craig W. Adas, Esq. Barbra J. Broudy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Tel: (212) 310‑8000 Fax: (212) 310‑8007	Ian Schuman, Esq. Erika Weinberg, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Tel: (212) 906-1200 Fax: (213) 751-4864

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251649

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering rice per ecurity(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	3,450,000 units	$10.00	$34,500,000	$3,764
Class A ordinary shares included as part of the units(3)	3,450,000 shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	1,725,000 warrants	—	—	— (4)
Total			$34,500,000	$3,764(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251649). Includes 450,000 units, consisting of 450,000 Class A ordinary shares and 225,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-251649), which was declared effective by the Securities and Exchange Commission on January 12, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $34,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Deep Lake Capital Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251649) (the “Prior Registration Statement”), initially filed by the Registrant on December 23, 2020 and declared effective by the Securities and Exchange Commission on January 12, 2021. This Registration Statement covers the registration of an additional 3,450,000 of the Registrant’s units (including 450,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share. The required opinions of counsel and related consent and the independent registered public accounting firm’s consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-251649) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP, Counsel to Registrant.

5.2	Opinion of Maples and Calder, Cayman Islands Legal Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (included in Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-251649)) filed on December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 12th day of January 2021.

DEEP LAKE CAPITAL ACQUISITION CORP.

By:	/s/ Mark Lavelle
Name:	Mark Lavelle
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Mark Lavelle	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2021
Mark Lavelle

*	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2021
Michael Cyrus

*	President	January 12, 2021
Gary Marino

/s/ Pamela Zuercher Attinger	Director	January 12, 2021
Pamela Zuercher Attinger

/s/ Mark Lenhard	Director	January 12, 2021
Mark Lenhard

/s/ David Motley	Director	January 12, 2021
David Motley

*By:	/s/ Mark Lavelle
Mark Lavelle
Attorney-in-Fact